Exhibit 10.11

                               Agreement of Terms



         This agreement is entered into by and between U.S. Electricar, Inc. a California Corporation (the "Company"), and Carl D. Perry, an individual, for the purpose of restating the original terms of certain Note Agreements between Itochu and U.S. Electricar, Inc.

         In March, 1999 Carl D. Perry purchased from Itochu, three Promissiory Notes, dated December 26, 1996, February 21, 1997 and June 30, 1996 respectively in the amounts of $900,000, $400,000 and $3,000,000 plus accrued interest wherein U.S. Electricar, Inc. was the debtor.

         The parties to this Agreement do hereby conform that these Notes may be satisfied by either payment of assets of the Company or conversion into equity in the Company.

         All other terms of said Notes shall remain in full force without any modifications to maturity, default status, collaterization, rate or any other terms and conditions as stated in the original loan agreements. Said rate shall remain at the default rate of twelve percent per annum.

         Signed this 30th day of July 1999 at Torrance, California.



         /s/ Carl D. Perry
         --------------------------------------------
         Carl D. Perry, Chief Executive Officer
         U.S. Electricar, Inc.



         /s/ Carl D. Perry
         --------------------------------------------
         Carl D. Perry, an individual